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                                                                   EXHIBIT 10.20


                                 PROMISSORY NOTE



$4,992,000                                                      FEBRUARY 2, 2000

         The undersigned ("Maker") for value received, promises to pay to the order of Cumulus Media Inc., an Illinois corporation (together with its successors and assigns, "Payee") at such place as Payee shall from time to time direct, the principal sum of Four Million Nine Hundred Ninety-Two Thousand and no/100 Dollars ($4,992,000), together with interest thereon at the rate of nine (9.0%) per annum (or at the peak rate paid by Payee to its senior lender), calculated on the basis of a 365/366 day year. Interest shall accrue from the date hereof through December 31, 2003, but shall not be currently payable. On December 31, 2003, all accrued and unpaid interest and the principal amount hereof shall be due and payable in a lump sum.

         Maker reserves and shall have the right at any time without penalty to prepay all or any portion of the unpaid principal balance of this Note. Maker may require presentation of this Note for endorsement of prepayment, if prepayment is in part, or for surrender if prepayment is in full. Unless otherwise agreed by Maker and Payee, any partial prepayments shall be applied first against accrued and unpaid interest and then against principal installments in the inverse order of maturity.

         The unpaid principal balance of this Note, together with all interest accrued thereon, shall, at the option of Payee, become immediately due and payable if Maker shall default in the payment of any installment of interest or principal due hereunder and if such default is not cured within ten (10) days after written notice thereof to Maker. The unpaid principal balance of this Note, together with all interest accrued thereon, shall become immediately due and payable, without further action by Payee, if Maker shall become the subject of any voluntary or involuntary bankruptcy or insolvency proceeding which is not dismissed or otherwise vacated and nullified within sixty (60) days after the commencement thereof.

         No delay or omission on the part of Payee to exercise any right or option herein given to Payee shall impair such right or option or be considered as a waiver thereof or acquiescence in any default hereunder.

         Maker hereby waives presentment, demand or protest.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of Wisconsin without reference to its rules of conflicts of law.

         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date above written.



                                                 /s/ Richard W. Weening
                                                 -------------------------------
                                                     Richard W. Weening